Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G (including additional amendments thereto) with respect to the Common Shares, nominal value $0.01 per share, of Intelsat S.A. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

Dated: June 27, 2018
Kerrisdale Advisers, LLC

	Signature:	/s/ Sahm Adrangi
Name: Sahm Adrangi
Title: Managing Member

/s/ Sahm Adrangi

Kerrisdale Partners Master Fund, Ltd.

	Signature:	/s/ Sahm Adrangi
Name: Sahm Adrangi
Title: Director

Kerrisdale Long Only Fund, L.P.

By: Kerrisdale Long Only Fund GP, LLC, its general partner

	Signature:	/s/ Sahm Adrangi
Name: Sahm Adrangi
Title: Managing Member

Kerrisdale Long Only Fund GP, LLC

	Signature:	/s/ Sahm Adrangi
Name: Sahm Adrangi
Title: Managing Member